Exhibit 10.1
CONSULTING SERVICES AGREEMENT
This Consulting Services Agreement (“Agreement”) is dated as of September 22, 2026, and is made to be effective as of October 1, 2026 (the “Effective Date”) between Corcept Therapeutics Incorporated, a Delaware corporation located at 101 Redwood Shores Parkway, Redwood City, CA 94065 (“Corcept”), and Sean Maduck, an individual (“Consultant”). Corcept and Consultant may each be referred to as a “Party” or collectively as the “Parties” to this Agreement.
WHEREAS, Consultant was a member of Corcept’s executive team, serving as President of Corcept Endocrinology, and resigned from that position effective on the Effective Date;
WHEREAS, Corcept desires to retain Consultant as an independent contractor to perform consulting services for Corcept; and
WHEREAS, Consultant desires to perform such services as an independent contractor for Corcept on the terms set forth below.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, Corcept and Consultant agree as follows:
1.SERVICES, TERMS AND COMPENSATION.
(a)SERVICES TO BE PROVIDED:
Consultant shall provide such assistance to Corcept’s Chief Executive Officer and executive management team as requested from time to time throughout the Term of this Agreement (collectively, the “Services”). Consultant represents and warrants that Consultant will render the Services in a timely and professional manner consistent with Corcept’s policies and industry standards and in accordance with all applicable laws and regulations. Subject to the foregoing, the manner and means by which Consultant chooses to complete the Services are in Consultant’s sole discretion and control.
(b)FEES AND EXPENSES:
(c)So long as Consultant provides the Services: (i) Consultant shall not have incurred a “Termination of Service” for purposes of Consultant’s outstanding Corcept stock options, under which such stock options shall continue to vest according to their current terms so long as Consultant provides the Services and this Agreement remains in effect; and (ii) Consultant shall be paid Fifty Seven Thousand Dollars ($57,000.00) per month in cash, payable in equal monthly installments on the last day of each month during the Term. In the event Consultant’s Services terminate prior to the scheduled expiration of the Term, Consultant shall be provided a final pro-rata monthly payment for Services performed in the month in which Consultant’s Services ceased. Consultant shall be responsible for all travel expenses incurred in connection with the Services; provided, however, that if travel is performed pursuant to Corcept’s specific written request, Consultant shall be reimbursed for reasonable out-of-pocket travel and other expenses

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actually incurred, upon submission and verification of customary receipts and vouchers, pursuant to Corcept’s Expense Reimbursement Guidelines attached hereto as Attachment 1.
(d)Consultant acknowledges that Corcept will rely on the W-9 form to be provided by Consultant.
2.CONFIDENTIALITY
(a)Confidential Information. During the Term and in the course of Consultant’s performance hereunder, Consultant may receive and otherwise be exposed to confidential and proprietary information owned by Corcept or received by Corcept from third parties pursuant to an obligation of confidentiality with respect thereto. Such confidential and proprietary information may include, but is not limited to, any business, technical, clinical, and financial information that is expressly designated by Corcept as confidential or that by its context would reasonably be deemed to be confidential, including information concerning or resulting from research, development, and other projects (such as, but not limited to, preclinical, clinical, and other data), and the existence of this Agreement (collectively referred to herein as “Confidential Information”). All Confidential Information is the sole and exclusive property of Corcept.
(b)Use and Prevention of Unauthorized Disclosure. Consultant will use Confidential Information solely to perform the Services for the benefit of Corcept and for no other purpose. Consultant will not disclose, lecture on, or publish any Confidential Information to any other person without Corcept’s prior written consent, and will immediately notify Corcept of any unauthorized use or disclosure of Confidential Information and assist Corcept in remedying any such use or disclosure. Consultant agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information, including, but not limited to, having each employee or agent of Consultant, if any, with access to Confidential Information execute a nondisclosure agreement containing provisions in Corcept’s favor substantially identical to this Agreement.
(c)Return of Materials. Upon termination of this Agreement or as otherwise requested by Corcept, Consultant will promptly return to Corcept all materials and any copies containing or embodying Confidential Information.
(d)Exclusions. The foregoing obligations regarding confidentiality shall not apply to information proven by Consultant to have been: (a) made public through no fault or action by Consultant; (b) rightfully received by Consultant from a third party not under any obligation to keep such information confidential; or (c) developed by Consultant or Consultant’s employees or agents independently of the Services and without reference to any information communicated to Consultant by Corcept.
(e)Legally Required Disclosure. Notwithstanding the foregoing, Confidential Information may be disclosed to the extent required by law or as ordered by a court or other regulatory body having competent jurisdiction; provided that Consultant uses reasonable efforts to limit the disclosure and maintain the confidentiality of the Confidential Information to the extent possible and provides reasonable prior written notice of such disclosure to Corcept.
(f)Third-Party Information or Technology. Neither Party shall communicate any information to or share any technology with the other in violation of any confidentiality obligations owed to, or proprietary rights of, any third party.

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3.NON-DISPARAGEMENT
Consultant shall not make any disparaging, defamatory, or derogatory statements about Corcept, its officers, directors, employees, products, or business practices, whether orally or in writing, including on social media. Nothing in this Section 3 shall prevent Consultant from providing truthful testimony or information as required by law or legal process.
4.ADDITIONAL ACTIVITIES
(a)Similar Engagements. So long as Consultant is providing the Services, Consultant will not, directly or indirectly, engage or participate in, or perform services for any other person or business for purposes of research, development or commercialization of therapies related to cortisol modulation.
(b)Outstanding Obligations. Consultant certifies that Consultant has no outstanding agreement or obligation that Consultant would breach, that would conflict with, or that would preclude Consultant from complying with any provision of this Agreement, and further covenants that Consultant will not enter into any such conflicting agreement during the Term. Consultant has disclosed and, during the Term, will promptly disclose to Corcept any conflicts between this Agreement and any other agreement, policy, or obligation binding Consultant. Consultant will not use the funding, resources, or facilities of any third party without the prior written consent of Corcept to perform Services hereunder and will not perform the Services in any manner that would give any third party rights or access to the product of such Services.
(c)Non-Solicitation. During the Term and for a period ending two (2) years after the date of termination of this Agreement, Consultant will not (i) induce or attempt to induce any employee of Corcept to leave the employ of Corcept or (ii) solicit or attempt to solicit any client, customer, vendor, supplier, or business partner of Corcept to terminate, reduce, or alter its relationship with Corcept or to do business with Consultant or any other person. An individual’s response to a broad and general advertisement or solicitation not specifically targeting or intending to target employees of Corcept, its subsidiaries, or any of Corcept’s affiliates shall not be deemed a violation of this Agreement.
(d)Publications. Consultant will submit to Corcept any proposed publication that contains any discussion relating to Corcept or work performed by Consultant for Corcept under this Agreement and agrees that no such publication will be made without the prior written consent of Corcept.
5.INTELLECTUAL PROPERTY
(a)Disclosure of Work Product. Consultant will, as an integral part of the performance of the Services, disclose in writing to Corcept all inventions, products, designs, drawings, notes, documents, information, documentation, improvements, works of authorship, processes, techniques, know-how, algorithms, specifications, biological or chemical specimens or samples, databases, user interfaces, encoding techniques, and other materials of any kind that Consultant may make, conceive, develop, or reduce to practice, alone or jointly with others, in connection with performing the Services, or that result from or relate to the Services, whether or not they are eligible for patent, copyright, mask work, trade secret, trademark, or other legal protection (collectively, “Consultant Work Product”). Consultant Work Product includes, without limitation, any deliverable that Consultant delivers to Corcept during the course of performing the Services.

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(b)Assignment of Consultant Work Product. Consultant hereby irrevocably transfers and assigns to Corcept, and agrees to irrevocably transfer and assign to Corcept, all right, title, and interest in and to the Consultant Work Product, including all worldwide patent rights (including patent applications and disclosures), copyright rights, mask work rights, trade secret rights, know-how, and any and all other intellectual property or proprietary rights (collectively, “Intellectual Property Rights”) therein. At Corcept’s request and expense, during the Term and after termination of this Agreement, Consultant will assist and cooperate with Corcept in all respects, execute documents, and take such further acts as reasonably requested by Corcept to enable Corcept to acquire, transfer, maintain, perfect, and enforce its Intellectual Property Rights and other legal protections for the Consultant Work Product. Consultant hereby appoints the officers of Corcept as Consultant’s attorney-in-fact to execute documents on behalf of Consultant for this limited purpose.
6.TERM AND TERMINATION
(a)Term. The term of this Agreement will expire on September 30, 2027, unless terminated earlier in accordance with this Section or extended in writing by both Parties (“Term”).
(b)Termination. Either Party may terminate this Agreement upon thirty (30) days’ prior written notice to the other Party. In addition, each Party may terminate this Agreement immediately upon notice to the other Party in the event of a material breach by such other Party of any covenant contained in this Agreement. Corcept may terminate this Agreement immediately and without further notice if Consultant breaches Section 2 (Confidentiality), Section 3 (Non-Disparagement), Section 4 (Additional Activities), or Section 5 (Intellectual Property), and Corcept may terminate this Agreement immediately upon notice to Consultant in the event of misconduct by Consultant that has the potential to have a materially adverse effect on the business of Corcept. Upon termination by Corcept for Consultant’s breach, all unpaid fees and any eligibility for the bonus fee under Section 1(b) shall be forfeited.
(c)Survival. Upon termination of this Agreement (or expiration of the Term), Consultant will either complete or cease work on all Services at Corcept’s option, immediately after receiving written notice from Corcept. Following any such termination and/or completion of Services, Consultant shall return all Confidential Information and deliver all Consultant Work Product and related documentation to Corcept. In addition, termination of this Agreement shall not relieve Consultant of obligations explicitly intended to survive such termination or stated under the following sections: 2 (Confidentiality), 3 (Non-Disparagement), 4(c) (Non-Solicitation), 5 (Intellectual Property), 6(c) (Survival), 7(e) (Equitable Relief), 8 (Cooperation), 9 (Clawback), 10 (Representations and Warranties), and 11 (Audit Rights).
7.GENERAL
(a)Assignment and Subcontracting. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of Corcept. Consultant may not subcontract any of the Services without Corcept’s prior written consent. If Corcept so consents, then any agreement entered into by Consultant with a permitted third-party subcontractor shall, at a minimum, provide for ownership and allocation of intellectual property rights, obligations of confidentiality with respect to information, reports, and record access, and rights to data that are consistent with the intent and terms of this Agreement. Consultant shall remain liable for the performance of any of its obligations hereunder that it delegates to a subcontractor.
(b)Independent Contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee, or representative of Corcept, and

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Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to furnish (or reimburse Corcept for) all tools and materials necessary to perform the Services and shall incur all expenses associated with performance, except as expressly provided in this Agreement. Consultant shall be solely responsible for reporting all compensation received under this Agreement and/or paying any and all taxes, payments, and/or withholdings (including self-employment taxes, if applicable), including, but not limited to, federal, state, and local income taxes with respect to Consultant. Consultant will indemnify and hold Corcept harmless from any and all costs or liabilities arising out of any failure to fulfill Consultant’s obligations with respect to any related taxes or withholdings.
(c)Fraud and Abuse and Related Sanctions. Consultant represents and warrants with respect to itself and any other person providing Services hereunder that no such person or entity has been, and during the Term no such person or entity shall be: (i) sanctioned within the meaning of Social Security Act Section 1128A or any amendments thereof; (ii) convicted of violating the federal Stark law, federal False Claims Act, federal Anti-Kickback statute, HIPAA provisions, federal Civil Money Penalties statute, or similar state laws; or (iii) debarred, excluded, or suspended from participation in any federal or state health care program. Consultant further represents and warrants that neither Consultant nor any person or entity providing Services hereunder has been, and during the Term neither Consultant nor any such person or entity shall be, debarred or convicted of a crime for which a person may be debarred under 21 U.S.C. § 335a, threatened with debarment, indicted for a crime, or otherwise engaged in conduct for which a person can be debarred. Consultant shall notify Corcept immediately upon any event that causes any of the foregoing to be inaccurate or untrue.
(d)Benefits. As of the Effective Date, Consultant shall be eligible to elect to continue group health insurance benefits subject to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or applicable state equivalent (together, “COBRA”). Corcept shall pay for COBRA benefit premiums for the lesser of the Term or the period ending when Consultant is no longer eligible for COBRA benefits. Consultant will be provided with a separate notice of Consultant’s COBRA rights. Information regarding Consultant’s COBRA rights and benefits will be sent to Consultant’s address on file. Except as provided herein, Consultant will not be eligible for any Corcept-funded employee benefits, including, but not limited to, paid vacation, sick leave, or 401(k) participation, nor will Corcept make deductions from any amounts payable to Consultant for taxes. If Consultant is reclassified by a state or federal agency or court as an employee, Consultant will become a reclassified employee and will receive no benefits except those provided herein or otherwise mandated by law, even if, under the terms of Corcept’s benefit plans in effect at the time of such reclassification, the individual would otherwise be eligible for such benefits.
(e)Equitable Relief. The Services to be performed by Consultant hereunder are of a special, unique, extraordinary, and intellectual character of particular value to Corcept. The breach of any or all obligations undertaken by Consultant hereunder, including Consultant’s obligations regarding conflicting or competing engagements, could not reasonably or adequately be compensated by damages in an action at law. An appropriate remedy for Corcept for any such breach or threatened breach will include, without limitation, temporary restraining orders, preliminary injunctions, permanent injunctions, and specific performance hereunder, as well as recovery of all attorneys’ fees and costs incurred in enforcing this Agreement. Consultant acknowledges that these remedies are available to Corcept and waives any requirement that Corcept post a bond or other security as a condition of obtaining injunctive relief.
(f)Governing Law. This Agreement shall be governed by the laws of the State of California notwithstanding its conflict-of-laws principles.

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(g)Entire Agreement. This Agreement, together with any exhibits hereto, represents the entire understanding of the Parties and supersedes any prior or contemporaneous agreements or understandings between the Parties with respect to the subject matter hereof. No modification, supplement, or new agreement may be executed with respect to the subject matter hereof prior to the expiration of this Agreement without a formal written amendment to this Agreement signed by all Parties. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against which it is sought to be enforced.
(h)Severability. To the extent that any part of this Agreement is found to be illegal or unenforceable for any reason, such part shall be modified or deleted in such a manner as to make the Agreement legal and enforceable under applicable laws.
(i)No Insider Trading. Consultant acknowledges that Corcept is a publicly traded company and that, in the course of performance under this Agreement, Consultant may learn of material, non-public information regarding Corcept. Consultant understands that federal and state securities laws prohibit purchasing or selling Corcept’s securities while in possession of any such information.
(j)Force Majeure. Neither Party shall be responsible or liable for any delay or failure to perform or comply with the terms of this Agreement if such delay or failure is due to an act of God or other occurrence beyond the reasonable control of either Party. Such occurrences include, but are not limited to, fire, explosion, pandemic, acts of government, extreme weather, civic unrest, judicial actions, or health reform legislation.
(k)Notices. Any notices required or permitted hereunder shall be given in writing to the appropriate Party at the address specified above or at such other address as the Party shall specify in writing. Such notice shall be deemed given upon personal delivery, or one (1) business day after the date sent if sent by a nationally recognized overnight delivery service (unless the records of the delivery service indicate otherwise), or three (3) days after the date of mailing when sent by certified or registered mail, postage prepaid.
(l)Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page. Any Party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to the other Party upon request.
8.COOPERATION
During the Term and for two (2) years after termination or expiration of this Agreement, Consultant shall reasonably cooperate with Corcept in connection with any litigation, investigation, regulatory matter, or similar proceeding relating to matters within Consultant’s knowledge from Consultant’s service to Corcept. Corcept shall reimburse Consultant for reasonable out-of-pocket expenses incurred in providing such cooperation.
9.CLAWBACK
If Consultant materially breaches any provision of this Agreement, including Sections 2 (Confidentiality), 3 (Non-Disparagement), 4 (Additional Activities), or 5 (Intellectual Property), Corcept shall be entitled to recover from Consultant any bonus fee paid under Section 1(b) and to cease payment of any unpaid fees.

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10.REPRESENTATIONS AND WARRANTIES; AGREEMENT
Consultant represents and warrants to Corcept that: (i) Consultant has full power and authority to enter into this Agreement; (ii) the execution and performance of this Agreement will not conflict with any other agreement to which Consultant is a party; (iii) Consultant is not subject to any restrictive covenants that would prevent Consultant from performing the Services; and (iv) Consultant has not taken and will not take any Confidential Information of Corcept other than as necessary for the performance of the Services. Consultant acknowledges and agrees that he voluntarily resigned from his employment with Corcept as President of Corcept Endocrinology, effective as of the Effective Date, and that such resignation constitutes a voluntary separation from employment with Corcept.
11.AUDIT RIGHTS
Corcept shall have the right, upon reasonable notice, to audit Consultant’s books, records, and other materials reasonably related to Consultant’s compliance with Sections 2 (Confidentiality), 4 (Additional Activities), and 5 (Intellectual Property). Consultant shall reasonably cooperate with any such audit.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS THIS PAGE]
IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Services Agreement on the date(s) set forth below, made to be effective as of the Effective Date.

Sean Maduck		Corcept Therapeutics Incorporated

Signed:	/s/ Sean Maduck	By:	/s/ Joseph K. Belanoff
		Name:	Joseph K. Belanoff, M.D.
		Title:	Chief Executive Officer
Date:	September 22, 2026	Date:	September 22, 2026

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